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                                                                   Exhibit 10.24

      This Brokering and Contract Management Agreement ("Agreement"), is made and entered into as of December 17, 1999, by and between PP&L EnergyPlus Co., LLC, a Pennsylvania limited liability corporation, having its principal business at Two North Ninth Street, Allentown, PA 18101, hereinafter referred to as "EnergyPlus," and PP&L Montana, LLC, a Delaware limited liability company, having its principal business at 303 N. Broadway, Suite 400, Billings, MT, 59101, hereinafter referred to as "PPLM" (individually, the "Party" and collectively, the "Parties").

      WHEREAS, EnergyPlus and PPLM are affiliates, and neither has a franchised service territory;

      WHEREAS, PP&L Global, Inc., the indirect parent company of PPLM, executed the Asset Purchase Agreements and, pursuant to the assignment provisions of those agreements, assigned its rights under each of the Asset Purchase Agreements to PPLM;


      WHEREAS, PPLM, acting on its own behalf and through its subsidiaries PP&L Colstrip I, LLC ("PP&L Colstrip I") and PP&L Colstrip II, LLC ("PP&L Colstrip II") plans to acquire certain generating assets, related assets and facilities, and associated rights and obligations from Montana Power Company, Portland General Electric Company and Puget Sound Energy, Inc., as described in the Asset Purchase Agreements;


      WHEREAS, as of the First Closing Date under the Asset Purchase Agreements, PPLM desires to make exclusively available to EnergyPlus its Excess Power and certain transmission rights so that EnergyPlus may broker such Excess Power in a manner that is beneficial to PPLM;

      WHEREAS, as of the closing date of the transaction memorialized in the Asset Purchase Agreement dated as of October 31, 1998 by and between PP&L Global, Inc. and The Montana Power Company, PPLM shall acquire through assignment the rights and obligations of The Montana Power Company under the Existing Contracts and desires to have EnergyPlus manage the Existing Contracts and perform related services;

      WHEREAS, PPLM may from time to time need to enter into power purchase, sale, transmission service and/or other related Transactions in order to fulfill its obligations under the Existing Contracts and Other Wholesale Agreements, and desires to grant EnergyPlus the authority to enter into such Transactions on behalf of and as agent for PPLM, consistent with PPLM'S direction;

      WHEREAS, PP&L Colstrip I, LLC and PP&L Colstrip II, LLC are authorized to sell capacity, energy and certain ancillary services solely to PPLM for resale on an aggregated basis;

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      WHEREAS, EnergyPlus is a power marketer authorized by FERC to sell electric energy and capacity at market-based rates and to resell transmission rights and associated ancillary services pursuant to EnergyPlus' FERC Electric Tariff, Volume No. 1;

      WHEREAS, PPLM is authorized to sell electric energy and capacity at market-based rates and to resell transmission rights and associated ancillary services pursuant to PPLM's FERC Electric Tariff, Volume No. 1; and

      NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions herein contained, and intending to be legally bound, EnergyPlus and PPLM hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

1.1 "Asset Purchase Agreements" means: (1) the Asset Purchase Agreement dated as of October 31, 1998 by and between PP&L Global, Inc. and The Montana Power Company; (2) the Asset Purchase Agreement, dated November 1, 1998, by and between Puget Sound Energy, Inc. and PP&L Global, Inc.; and (3) the Asset Purchase Agreement, dated November 1, 1998, by and between Portland General Electric Company and PP&L Global, Inc.

1.2 "Contract Management" means the performance by EnergyPlus of those obligations designated by PPLM under the Existing Contracts and Other Wholesale Agreements, as PPLM's agent and subject to PPLM's direction.

1.3 "Effective Date" means the date on which the term of this Agreement begins, as set forth in Article 7.

1.4 "Existing Contracts" means those contracts listed in Exhibit 1.

1.5 "Excess Power" means that quantity of energy, and/or capacity in the PPLM Portfolio in excess of the energy and/or capacity required to satisfy PPLM's obligations under the Existing Contracts and Other Wholesale Agreements.

1.6 "FERC" means the Federal Energy Regulatory Commission or any successor agency.

1.7 "First Closing Date" means the date upon which the first of the transactions memorialized in the Asset Purchase Agreements closes.

1.8 "Other Wholesale Agreements" means all agreements entered into by PPLM for the purchase or sale of energy, capacity, ancillary services or transmission service other than the Existing Contracts.


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1.9 "PPLM Portfolio" means (a) the energy and capacity associated with the generating units acquired by PPLM, PP&L Colstrip I and PP&L Colstrip II pursuant to the Asset Purchase Agreements; (b) the energy and capacity associated with the Existing Contracts and with Other Wholesale Agreements; and (c) the rights to transmission service acquired by PPLM.

1.10 "Transaction" means a particular, specifically agreed to wholesale purchase or sale of electric energy, capacity, transmission service rights and/or ancillary services pursuant to enabling agreements entered into between PPLM and one or more counterparties.

                                   ARTICLE 2
                           COMMITMENTS OF THE PARTIES

2.1 Designation of EnergyPlus as Agent. Subject to Article 3 and as further described in Section 2.4, consistent with direction and approval provided by PPLM, PPLM authorizes EnergyPlus to act as its agent for the following purposes:
(a) to execute Transactions and Transaction confirmations in the name of PPLM;
(b) to schedule and/or confirm the scheduling of energy in connection with such Transactions; (c) to procure transmission service and associated ancillary services on behalf of PPLM as required to effectuate such Transactions; and (d) to perform Contract Management services.

2.2 PPLM as Principal. Notwithstanding Article 2.1, PPLM, as principal, shall retain ultimate decision-making authority over and responsibility for the Contract Management services of EnergyPlus and therefore shall: (a) remain the transmission customer for any transmission service and associated ancillary services procured by EnergyPlus under Article 2.1(c); (b) remain the power purchaser or seller under any Transaction executed by EnergyPlus under Article 2.1; and (c) be responsible for all payment obligations associated with such transmission service, ancillary service and/or power purchase and sale Transactions.

2.3 PPLM Responsibilities. PPLM shall: (a) provide EnergyPlus in a timely manner with all information required for PPLM to obtain and continue to receive necessary transmission service and ancillary services; (b) comply with all requirements imposed by any applicable transmission tariff; (c) comply with any directives, requests or orders issued by any applicable Control Area operator relating to the operation of any generating unit(s) controlled by PPLM; ; and
(d) pay directly to the applicable transmission provider all charges for transmission and associated ancillary services procured by EnergyPlus under
Article 2.1.


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2.4 EnergyPlus Responsibilities.

      (a)    EnergyPlus shall:

      (i) with assistance and direction from PPLM, negotiate, obtain legal review of, and execute enabling agreements in the name of PPLM with counterparties, including power purchase, power sale and reserve sharing agreements, and agreements to purchase or sell transmission service and/or ancillary services;

      (ii) make all necessary contractual arrangements with applicable transmission providers and/or Control Area operators to participate in interchange energy markets operated by the Control Area operator and/or transmission provider or independent system operator;

      (iii) with assistance and direction from PPLM, register PPLM as an active member in various reliability councils, reserve sharing pools and other organizations necessary to facilitate the brokering and management of the PPLM Portfolio;

      (iv) assist PPLM in making any required filings with the Federal Energy Regulatory Commission, any state commission or other regulatory entity in connection with such power purchase and sale agreements and enabling agreements;

      (v) provide to PPLM scheduling, confirmation and month-end counterparty checkout services, including the reconciliation of MWh volumes and payments for Transactions between PPLM and counterparties;

      (vi)   broker the Excess Power;

      (vii)  monitor the unit supply status of the PPLM Portfolio;

      (viii) negotiate Transactions and execute Transaction confirmations in accordance with Section 2.1; and

      (ix)   perform Contract Management.

      (b) EnergyPlus shall provide services to PPLM on a 24-hour per day, 7-day per week basis and shall provide to PPLM such reports as PPLM may reasonably request from time to time, including, but not limited to an ongoing summary of the net purchase and/or sale positions associated with Transactions entered into on behalf of PPLM.

      (c) In discharging its responsibilities under this Agreement, including without limitation the provisions of subsections (a) and (b) of this Section 2.4, Energy Plus shall use commercially reasonable efforts to secure a portfolio of contracts, including both the Existing Contracts and Other Wholesale Agreements, designed to optimize PPLM's results of operations, considering both its revenues and risk exposures, in accordance with the Credit and Risk Management Protocols attached hereto.

2.5 Cooperation/Information. The Parties will cooperate to establish systems, procedures and protocols to permit the electronic exchange of financial, supply and


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operating data and payments due under this Agreement. Each Party shall provide the other Party with all data reasonably required by the other Party to perform its obligations under this Agreement and shall update such data as necessary within a reasonable timeframe. Each Party may rely on the accuracy and completeness of any data provided to it by the other Party for the purpose of providing services under this Agreement.

2.6 Wholesale Transactions. This Agreement pertains only to wholesale Transactions. No retail Transactions may be brokered under this Agreement. The Parties may negotiate additional transactions outside the scope of this Agreement consistent with the terms of PPLM's Market-Based Rate Tariff and EnergyPlus' Market-Based Rate Tariff.

                                   ARTICLE 3
                           CREDIT AND RISK MANAGEMENT

3.1 Credit and Risk Management. The Parties shall abide by the Credit and Risk Management Protocols attached as Exhibit 2 to this Agreement. These Protocols shall establish the credit and risk management parameters for the PPLM Portfolio, such as limitations on open positions and the magnitude and length of Transactions entered into pursuant to Article 2.1.

                                   ARTICLE 4
                                   MARKETING

4.1 Marketing. The Parties shall cooperate and engage in joint marketing efforts designed to attract new wholesale customers to PPLM and retain PPLM's existing wholesale customers. Such marketing activities may include, but are not limited to, customer meetings, press releases and the development of written marketing materials upon such terms and conditions as the Parties may agree.

4.2 PPLM Portfolio. In addition to EnergyPlus' obligations to PPLM, as set forth in Article 2, EnergyPlus shall, in consultation with PPLM, have the following specific obligations with respect to the PPLM Portfolio:

      (a) Use commercially reasonable efforts to further the marketing and sales of the PPLM Portfolio;

      (b) Promptly respond to all inquiries from counterparties or potential counterparties, including the timely processing of all requests, orders, contract negotiations, and other matters relating to the ability of PPLM to deliver energy from the PPLM Portfolio.


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                                   ARTICLE 5
                        TRANSACTIONS BETWEEN THE PARTIES

5.1 Transactions Between the Parties. Nothing in this Agreement shall prohibit power purchase or sale Transactions between the Parties at arms-length terms and conditions that fairly represent then-prevailing market terms. In any such Transaction, EnergyPlus shall not act as PPLM's agent, and PPLM shall have the sole discretion to enter into any such Transaction under which both EnergyPlus and PPLM are parties.

                                   ARTICLE 6
                                 CONTRACT PRICE

6.1 Contract Price. PPLM shall pay EnergyPlus a fixed monthly fee for the services performed by EnergyPlus under this Agreement based on the projections set forth in Exhibit 3, subject to reconciliation as provided in Section 6.2. Such fixed monthly fee shall only cover the fixed and operating costs incurred at EnergyPlus' Allentown, Pennsylvania and Butte, Montana offices that are directly associated with, or otherwise indirectly allocated on a non-discriminatory basis to, the performance of EnergyPlus' obligations under this Agreement. The projected fixed monthly fee is set forth in Exhibit 3 on a monthly basis for the first twelve months and on an estimated annual basis thereafter. EnergyPlus shall submit to PPLM by October 15 of each year during the term of this Agreement a draft projected budget for the following year.

6.2 Reconciliation. Beginning twelve months after the Effective Date, the fixed monthly fee paid by PPLM shall be reconciled on an annual basis with the actual monthly fixed and operating costs incurred at EnergyPlus' Allentown, Pennsylvania and Butte, Montana offices that are associated with the performance of EnergyPlus' obligations under this Agreement. To the extent that the sum of the actual monthly costs for a given year exceed the sum of the monthly fees billed to PPLM for that year, PPLM shall pay EnergyPlus the difference between the two amounts. To the extent that the sum of the actual monthly costs for a given year is less than sum of the monthly fees paid by PPLM for that year, EnergyPlus shall refund to PPLM the difference between the two amounts. At least five (5) days prior to the end of each calendar quarter, EnergyPlus shall provide to PPLM a variance analysis relative to the projection or annual budget upon which the fixed monthly fee is annually determined.

                                   ARTICLE 7
                               TERM OF AGREEMENT

7.1 TERM. Subject to Article 9 of this Agreement, the term of this Agreement shall commence at 0001 hours on the day following the First Closing Date ("Effective Date"). This Agreement shall continue in effect until sixty (60) days following the date by which either Party receives from the other Party written notice of termination


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of this Agreement; provided, however, that no such notice of termination shall take effect prior to the end of one (1) year following the Effective Date.

                                   ARTICLE 8
                                   ASSIGNMENT

8.1 Assignment. Neither Party shall assign this Agreement or its rights hereunder; provided, however, that either Party may assign this Agreement to an affiliate of PP&L Resources, Inc., but not sooner than twelve months after the Effective Date. Provided, however, EnergyPlus shall not assign the Agreement to any affiliate unless such affiliate has comparable expertise in power marketing and a comparable financial condition.

                                   ARTICLE 9
                                    DEFAULT

9.1 Default. In the event either Party ("Defaulting Party") defaults in payment or performance of any obligation to the other Party under this Agreement, such default in payment or performance shall be deemed an Event of Default under this
Article if not cured within ten (10) Business Days following written notice by the non-defaulting Party of such default in payment or performance. If an Event of Default occurs, the non-defaulting Party, upon written notice given no later than sixty (60) days after the discovery of the Event of Default, has the right to (i) suspend performance under this Agreement; (ii) terminate this Agreement; and/or (iii) withhold any payment due under this Agreement.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties. As a material inducement to entering into this Agreement, each Party, with respect to itself, hereby represents and warrants to the other Party as of the Effective Date as follows:

      (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in those jurisdictions necessary to perform this Agreement;

      (b) it has all regulatory authorizations, licenses and permits necessary for it to legally perform its obligations under this Agreement;

      (c) the execution, delivery and performance of this Agreement are within its statutory and corporate powers, have been authorized by all necessary action and do not violate any of the terms and conditions of its governing documents or any law, rule, regulation, order, writ, judgment, decree or other legal or regulatory determination applicable to it;


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      (d) this Agreement constitutes a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, and other laws affecting creditors' rights generally;

      (e) there are no bankruptcy, insolvency or receivership pending or being contemplated by it or, to its knowledge, threatened against it;

      (f) there are no suits, proceedings, judgments, rulings or orders by or before any court or governmental authority that materially adversely affect its ability to perform this Agreement.

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1 Compliance with Laws. It is understood by the Parties that this Agreement and performance hereunder is subject to all present and future valid and applicable laws, orders, statutes, and regulations of courts or regulatory bodies (state or federal) having jurisdiction over EnergyPlus, PPLM, or this Agreement. Each Party agrees to use reasonable efforts to secure and retain all local, state or federal approvals, grants or permits as may from time to time be necessary with respect to such performance.


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11.2 Notices. Any notice given pursuant to this Agreement shall be in writing, unless otherwise noted, and delivered to the following:

EnergyPlus;
NOTICES, CORRESPONDENCE and INVOICES             PAYMENTS
------------------------------------             --------

PP&L EnergyPlus Co., LLC                         PP&L EnergyPlus Co., LLC
45 Basin Creek Road                              Two North Ninth Street
Butte, MT 59701                                  Allentown, PA 18101-1179
Attn (notices and correspondence): Contract      Attn: Cash Receipts (GENN1)
  Administration
Attn (invoices): Accounting
FAX: (406) 533-0208                              FAX: (610) 774-4446

with a copy of notices to:

PP&L, Inc.
Office of General Counsel
Two North Ninth Street
Allentown, PA 18101
FAX: (610) 774-6726

PPLM:
NOTICES & CORRESPONDENCE                          INVOICES/PAYMENTS
------------------------                          -----------------

PP&L Montana, LLC                                 PP&L Montana, LLC
303 N. Broadway                                   303 N. Broadway
Suite 400                                         Suite 400
Billings, MT 59101                                Billings, MT 59101

FAX: (406) 869-5149                               FAX: (406) 869-5149

11.3 Entire Agreement. This Agreement and any Exhibits hereto constitute the entire agreement between the Parties. There are no prior or contemporaneous agreements or representations affecting the same subject matter other than those herein expressed.

11.4 Amendment. Except for those matters which, in accordance with this Agreement, may be resolved by the Parties and documented electronically, it is further agreed that no amendment, modification or change herein shall be enforceable, except as specifically provided for in this agreement, unless produced in writing and executed by both Parties.

11.5 Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.


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11.6 Severability. Except as otherwise stated herein, any provision, article or section of this Agreement that is declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the Parties, or deemed unlawful because of statutory change, will not otherwise affect the lawfulness, enforceability and applicability of the remaining Sections of this Agreement, nor shall it affect the obligations that arise under this Agreement.

11.7 Third Party Beneficiaries. This Agreement is intended solely for the benefit of the Parties hereto. Nothing in the Agreement shall be construed to create any duty, or standard of care with reference to or any liability to any person not a Party to this Agreement (third-party beneficiary), including without limitation any PPLM counterparty.

11.8 Survival. Cancellation, expiration or early termination of the Agreement shall not relieve the Parties of obligations that by their nature survive such cancellation, expiration or termination, including without limitation warranties, remedies, promises of indemnity and confidentiality.

11.9 Recording. Each Party acknowledges and consents to the monitoring and recording of all telephone conversations between its representatives and the representatives of the other Party.

11.10 Section Headings. The section headings herein are for convenience only and shall have no interpretive or substantive meaning.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate originals to be effective as of the day and year first written above.

-----------------
   OFFICE OF
GENERAL COUNSEL

BY: /s/ DR
    ----------
DATE: 12/12/99
      --------
-----------------

PP&L Montana, LLC                         PP&L Energy Plus Co., LLC


By:    /s/ RL Petersen                    By:    /s/ Lawrence E. De Simone
       ----------------------------              -------------------------------

Name:  RL Petersen                        Name:   Lawrence E. De Simone
       ----------------------------              -------------------------------

Title: President                          Title: President
       ----------------------------              -------------------------------


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